Exhibit 5.1
[M. Warner Letterhead]
November 29, 2017
USG Corporation
550 West Adams Street
Chicago, Illinois 60661
Re: Registration Statement on Form S-3 Filed by USG Corporation
Ladies and Gentlemen:
I have acted as counsel for USG Corporation, a Delaware corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of: (i) shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”); (ii) the associated preferred stock purchase rights that may be issued to holders of the Common Stock (the “Rights”); (iii) shares of preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock; (iv) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock; (v) depositary shares representing fractional interests in Preferred Stock or Debt Securities, in one or more series (the “Depositary Shares”); (vi) warrants to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares or any combination thereof (the “Warrants”); (vii) rights to purchase Common Stock or Preferred Stock (together, the “Purchase Rights”); (viii) purchase contracts for the purchase or sale of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Rights or other property at a future date or dates (the “Purchase Contracts”), which may be issued separately or as part of units consisting of a Purchase Contract and other debt securities, preferred securities, warrants, rights or other obligations of third parties securing the holder's obligations under a Purchase Contract; and (ix) units consisting of one or more of the securities described in clauses (i) through (viii) above and which may include debt obligations of third parties (the “Units”), in each case as contemplated by the Company's Registration Statement on Form S-3 to which this opinion is an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Common Stock, the Rights, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, the Purchase Rights, the Purchase Contracts, and the Units are collectively referred to herein as the “Securities” and each, a “Security.” The Securities are to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Debt Securities are to be issued under the Indenture, dated as of November 1, 2006 (as supplemented from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”).

In connection with the opinions expressed herein, I have examined such documents, records and matters of law as I have deemed relevant or necessary for purposes of such opinions. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to me for examination. As to facts relevant to the opinions expressed herein, I have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.
Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, I am of the opinion that:

1.
The shares of Common Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company's Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2.
When issued in accordance with the Rights Agreement, dated as of December 21, 2006, as amended, by and between the Company and Computershare Trust Company, N.A., as successor rights agent (as it may be further amended from time to time, the “Rights Agreement”), the Rights will constitute valid and binding obligations of the Company.

3.
The shares of Preferred Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company's Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

4.
The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or an authorized committee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.

5.
The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

6.
The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

7.
The Purchase Rights, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value therefor, will constitute valid and binding obligations of the Company.

8.
The Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

9.
The Units, upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, I have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company's Board of Directors (or an authorized committee thereof) and, as applicable, the Company's Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company's Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture, Deposit Agreement, Warrant Agreement, Purchase Contract Agreement (each as defined below) or unit agreement will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.
In rendering the opinion set forth in paragraph 2 above, I have also assumed that (i) the Company's Board of Directors has acted and will act in accordance with its fiduciary duties with respect to the authorization, execution, delivery and administration of the Rights Agreement and the issuance and administration of the Rights and (ii) the Rights Agreement constitutes a valid and binding obligation of each party thereto other than the Company. It should be understood that (x) the Rights, by their terms, are subject under certain circumstances to becoming void in the hands of certain holders or purported transferees, (y) my opinion addresses the Rights and the Rights Agreement in their entirety and does not address the validity or binding effect of any particular provision of the Rights or the Rights Agreement, and (z) the effect, if any, that the invalidity of any particular provision of the Rights Agreement or the Rights might have on any other provision, or the entirety, of the Rights Agreement or the Rights is not settled under applicable law and could be affected by the facts and circumstances existing at the time of any adjudication of the issue. It should also be understood that my opinion does not address the substance or consequences of any determination that a court of competent jurisdiction may make regarding whether the Company's Board of Directors would be required to redeem or terminate, or take other action with respect to, the Rights Agreement or the Rights at some future time based on the facts and circumstances existing at that time.

With respect to any Securities consisting of Preferred Stock, unless such shares being issued are shares of Junior Participating Preferred Stock, Series C, par value $1.00 per share, or Junior Participating Preferred Stock, Series D, par value $1.00 per share, I have further assumed that the Company will issue and deliver the shares of Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certificate of amendment to the Company's Restated Certificate of Incorporation, approved by me, establishing the designations, preferences and rights of the class or series of Preferred Stock being issued and delivered.
With respect to any Securities consisting of any series of Debt Securities, I have further assumed that: (i) all terms of such Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by me and, if applicable, executed and delivered by the Company and the Trustee; and (ii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.
With respect to any Securities consisting of Depositary Shares, I have further assumed that the Depositary Shares will be: (i) issued and delivered after authorization, execution and delivery of the deposit agreement, approved by me, relating to the Depositary Shares to be entered into between the Company and an entity (the “Depositary”) selected by the Company to act as depositary (the “Deposit Agreement”), and (ii) issued after the Company deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued, fully paid and nonassessable as contemplated by the Registration Statement and the Deposit Agreement.
With respect to any Securities consisting of Warrants, I have further assumed that (i) the warrant agreement, approved by me, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.
With respect to any Securities consisting of Purchase Rights, I have further assumed that (i) the purchase rights agreement, approved by me, relating to the Purchase Rights (the “Purchase Rights Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase rights agent (the “Purchase Rights Agent”) will have been duly authorized, executed and delivered by the Company and the Rights Agent, and (ii) the Purchase Rights will be authorized, executed and delivered by the Company and the Purchase Rights Agent in accordance with the provisions of the Purchase Rights Agreement.
With respect to any Securities consisting of Purchase Contracts, I have further assumed that (i) the purchase contract agreement, approved by me, relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent (the “Purchase Contract Agent”) will have been authorized, executed and delivered by the Company and the Purchase Contract Agent and (ii) the Purchase Contracts will be authorized, executed and delivered by the Company and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement.

With respect to any Securities consisting of Units, I have further assumed that each component of such Unit will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement, if any.
The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors' rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.
The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, in each case as currently in effect, and I express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.
I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption “Legal Opinions” in the prospectus constituting a part of such Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Michelle M. Warner

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